Form 5305-RA (Rev. March 2002) Department of the Treasury Internal Revenue Service	Roth Individual Retirement Custodial Account (Under section 408A of the Internal Revenue Code)	Do not file with the Internal Revenue Service
Name of depositor	Date of birth of depositor	Social security number
Address of depositor		Check if amendment . . ►__
Name of custodian U.S. Bank National Association	Address or principal place of business of custodian 1700 Farnam Street Omaha, NE 68102

The depositor named above is establishing a Roth individual retirement account (Roth IRA) under section 408A to provide for his or her retirement and for the support of his or her beneficiaries after death.

The custodian named above has given the depositor the disclosure statement required by Regulations section 1.408-6.

The depositor assigned the custodial account $ . . . . . . . . . . . . . . . . . . . . .

The depositor and the custodian make the following agreement:

Article I

Except in the case of a rollover contribution described in section 408A(e), a recharacterized contribution described in section 408A(d)(6), or an IRA Conversion Contribution, the custodian will accept only cash contributions up to $3,000 per year for tax years 2002 through 2004. That contribution limit is increased to $4,000 for tax years 2005 through 2007 and $5,000 for 2008 and thereafter. For individuals who have reached the age of 50 before the close of the tax year, the contribution limit is increased to $3,500 per year for tax years 2002 through 2004, $4,500 for 2005, $5,000 for 2006 and 2007, and $6,000 for 2008 and thereafter. For tax years after 2008, the above limits will be increased to reflect a cost-of-living adjustment, if any.

Article II

1. The annual contribution limit described in Article I is gradually reduced to $0 for higher income levels. For a single depositor, the annual contribution is phased out between adjusted gross income (AGI of $95,000 and $110,000; for a married depositor filing jointly, between AGI of $150,000 and $160,000; and for a married depositor filing separately, between AGI of $0 and $10,000. In the case of a conversion, the custodian will not accept IRA Conversion Contributions in a tax year if the depositor's AGI for the tax year the funds were distributed from the other IRA exceeds $100,000 or if the depositor is married and files a separate return. Adjusted gross income is defined in section 408A(c)(3) and does not include IRA Conversion Contributions.

2. In the case of a joint return, the AGI limits in the preceding paragraph apply to the combined AGI of the depositor and his or her spouse.

Article III

The depositor's interest in the balance in the custodial account is nonforfeitable.

Article IV

1. No part of the custodial account funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

2. No part of the custodial account funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3), which provides an exception for certain gold, silver, and platinum coins, coins issued under the laws of any state, and certain bullion.

Article V

1. If the depositor dies before his or her entire interest is distributed to him or her and the depositor's surviving spouse is not the designated beneficiary, the remaining interest will be distributed in accordance with (a) below or, if elected or there is no designated beneficiary in accordance with (b) below:

(a) The remaining interest will be distributed, starting by the end of the calendar year following the year of the depositor's death, over the designated beneficiary's remaining life expectancy as determined in the year following the death of the depositor.

(b) The remaining interest will be distributed by the end of the calendar year containing the fifth anniversary of the depositor's death.

2. The minimum amount that must be distributed each year under paragraph 1(a) above is the account value at the close of business on December 31 of the preceding year divided by the life expectancy (In the single life table in Regulations section 1.401 (a)(9)-9) of the designated beneficiary using the attained age of the beneficiary in the year following the year of the depositor's death and subtracting 1 from the divisor for each subsequent year.

3. If the depositor's surviving spouse is the designated beneficiary, such spouse will then be treated as the depositor.

Article VI

1. The depositor agrees to provide the custodian with all information necessary to prepare any reports required by sections

408(i) and 408A(d)(3)(E), Regulations sections 1.408-5 and 1.408-6, or other guidance published by the Internal Revenue Service (IRS).

2. The custodian agrees to submit to the IRS and depositor the reports prescribed by the IRS.

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Article VII

Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through IV and this sentence will be controlling. Any additional articles inconsistent with section 408A, the related regulations, and other published guidance will be invalid.

Article VIII

This agreement will be amended as necessary to comply with the provisions of the Code, the related regulations, and other published guidance. Other amendments may be made with the consent of the persons whose signatures appear below.

Article IX

Article IX may be used for any additional provisions. If no other provisions will be added, draw a line through this space. If provisions are added, they must comply with applicable requirements of state law and the Internal Revenue Code.

SEE ATTACHED

Depositor's signature . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . .. . . . . . Date . . . . . . . . . . . . . . . . . . . . . . . .

Custodian's signature. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . .. . . . . . Date . . . . . . . . . . . . . . . . . . . . . . . .

Witness' signature . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . .. . . . . . Date . . . . . . . . . . . . . . . . . . . . . . . .

(use only if signature of the depositor or the custodian is required to be witnessed.)

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General instructions

Section references are to the Infernal Revenue Code unless otherwise noted.

Purpose of Form

Form 5305-RA is a model custodial account agreement that meets the requirements of section 408A and has been pre-approved by the IRS. A Roth individual retirement account (Roth IRA) is established after the form is fully executed by both the individual (depositor) and the custodian. This account must be created in the United States for the exclusive benefit of the depositor and his or her beneficiaries.

Do not file Form 5305-RA with the IRS. Instead, keep it with your records.

Unlike contributions to traditional individual retirement arrangements, contributions to a Roth IRA are not deductible from the depositor's gross income; and distributions after 5 years that are made when the depositor is 59 1/2 years of age or older or on account of death, disability, or the purchase of a home by a first-time homebuyer (limited to $10,000), are not includible in gross income. For more information on Roth IRAs, including the required disclosures the custodian must give the depositor, see Pub. 590. Individual Retirement Arrangements (IRAs).

Definitions

IRA Conversion Contributions. IRA Conversion Contributions are amounts rolled over, transferred, or considered transferred from a nonRoth IRA to a Roth IRA. A nonRoth IRA is an individual retirement account or annuity described in section 408(a) or 408(b), other than a Roth IRA.

Custodian. The custodian must be a bank or savings and loan association, as defined in section 408(n), or any person who has the approval of the IRS to act as custodian.

Depositor. The depositor is the person who establishes the custodial account.

Specific Instructions

Article I. The depositor may be subject to a 6% tax on excess contributions if

(1) contributions to other individual retirement arrangements of the depositor have been made for the same tax year, (2) the depositor's adjusted gross income exceeds the applicable limits in Article II for the tax year, or

(3) the depositor's and spouse's compensation is less than the amount contributed by or on behalf of them for the tax year. The depositor should see the disclosure statement or Pub. 590 for more information.

Article V. This article describes how

distributions will be made from the Roth IRA after the depositor's death. Elections made pursuant to this article should be reviewed periodically to ensure they correspond to the depositor's intent. Under paragraph 3 of Article V, the depositor's spouse is treated as the owner of the Roth IRA upon the death of the depositor, rather than as the beneficiary. If the spouse is to be treated as the beneficiary, and not the owner, an overriding provision should be added to Article IX.

Article IX. Article IX and any that follow

it may incorporate additional provisions that are agreed to by the depositor and custodian to complete the agreement. They may include, for example, definitions, investment powers, voting rights, exculpatory provisions, amendment and termination, removal of the custodian, custodian's fees, state law requirements, beginning date of distributions, accepting only cash, treatment of excess contributions, prohibited transactions with the depositor, etc. Attach additional pages if necessary.

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ARTICLE IX

Form 5305-RA Roth Individual Retirement Custodial Account

1. Upon completion and execution of the Form 5305-RA by the Depositor, and upon acceptance thereof by U.S. Bank National Association (hereinafter the "Custodian"), the Custodian shall establish and maintain a Roth Individual Retirement Custodial Account (hereinafter the "Account"), in the name of the Depositor. The Account established for the Depositor shall be a Roth IRA as described in Section 408A of the Internal Revenue Code. The contributions to the Roth IRA on behalf of the Depositor and any accumulations and earnings thereon shall be credited to the Account.

2. The amount of each contribution on behalf of the Depositor shall be applied to the purchase of shares of Bridges Investment Fund, Inc. (hereinafter referred to as "Investment Company Shares"). Such purchases shall be made on the first business day following the day said contribution is received; provided, however, if the contribution received is less than $500 then, in such event, the purchase of Investment Company Shares shall be made not later than the next following 5th, 15th or 25th day of the month after receipt of the contribution.

3. All cash dividends and capital gain distributions received in respect of Investment Company Shares held in the Depositor's Account shall be reinvested in shares of the Investment Company from which they were received and such shares shall be credited to such Account. Such reinvestment shall be made on the last bank business day of the month in which the distribution is received by the Custodian and on which such shares are offered for sale. The amount of each such distribution, unless received in additional shares of such Company, and the amount of each contribution credited to such Account shall be applied to the purchase of as many full Investment Company Shares as can be purchased with the amount of such contribution or distribution plus any uninvested, unexpended balance of any prior such amount credited to such Account, and the Custodian, in its discretion may, but need not, purchase fractional shares of such Company. Any uninvested, unexpended balance of such contribution or distribution shall remain credited to such Account. If any distribution from Bridges Investment Fund, Inc., may be received at the election of the shareholder in additional Investment Company Shares or in cash or other property, the Custodian shall elect to receive such distribution in additional Investment Company Shares. All Investment Company Shares acquired by the Custodian shall be registered in the name of the Custodian or its nominee, but ownership thereof shall be deemed vested in the Depositor subject to the terms and provisions of this Article IX.

4. The Custodian shall make payments from the Depositor's Account from time to time in accordance with written instructions, in form acceptable to the Custodian, received from the Depositor. The Custodian shall be fully protected in acting on written instructions of the Depositor and shall not be liable with respect to such payment. The Depositor shall be solely responsible for determining his or her eligibility to participate in the Account and the timeliness and tax consequences of distributions from the Account. The Custodian shall be entitled to rely absolutely on the representations of the Depositor with respect to all such matters. The Custodian shall only be held responsible for a failure to use ordinary diligence in safekeeping all funds deposited hereunder or making payments as required by the Depositor.

5. Subject to applicable federal and state penalty taxes for early distribution, the Depositor shall always have the right to withdraw all or any part of his Account upon written notice to the Custodian.

6. Payments made in accordance with the terms of this Custodial Account will continue only so long as amounts remain in the Account. Once the Account is exhausted, the Custodian will be relieved of any and all liability to make payments to the Depositor or his or her Beneficiary.

7. If distributions from the Account had commenced to the designated Beneficiary of the Depositor, upon the death of such designated Beneficiary, the remaining undistributed portion of the Account shall be distributed to the surviving beneficiary (if any) designated by such Beneficiary or, if not, to the Beneficiary's spouse, if living, or, if not, to such Beneficiary's estate, in any manner mutually satisfactory to the recipient and the Custodian. If the Depositor designates multiple Beneficiaries, unless directed otherwise by the Depositor, then upon the Depositor's death, the Custodian shall divide the Depositor's remaining Account balance into separate shares in accordance with each Beneficiary's share of the Account as determined under the Depositor's beneficiary designation.

8. For purposes of this Article IX, a Depositor's "Beneficiary" shall be the person or persons designated as such in the Depositor's Beneficiary designation or such other person or persons who from time to time may be designated by the Depositor on a Beneficiary designation form provided by Bridges Investment Fund (hereinafter the "Sponsor") and filed with the Sponsor before the Depositor's death. In the absence of a valid Beneficiary designation, the Depositor's Beneficiary shall be the Depositor's spouse, if living, otherwise the Depositor's estate.

9. The Custodian shall not engage in any prohibited transactions as defined in Section 4975 of the Internal Revenue Code.

10. The Depositor or the Custodian shall have the right to terminate the Account upon 60 days written notice to the other party. In the event of such termination, the Custodian shall make distribution of the Account to the Depositor or to another qualified plan or successor Custodian designated by the Depositor.

1. Upon completion and execution of the Form 5305-RA by the Depositor, and upon acceptance thereof by U.S. Bank National Association (hereinafter the "Custodian"), the Custodian shall establish and maintain a Roth Individual Retirement Custodial Account (hereinafter the "Account"), in the name of the Depositor. The Account established for the Depositor shall be a Roth IRA as described in Section 408A of the Internal Revenue Code. The contributions to the Roth IRA on behalf of the Depositor and any accumulations and earnings thereon shall be credited to the Account.

2. The amount of each contribution on behalf of the Depositor shall be applied to the purchase of shares of Bridges Investment Fund, Inc. (hereinafter referred to as "Investment Company Shares"). Such purchases shall be made on the first business day following the day said contribution is received; provided, however, if the contribution received is less than $500 then, in such event, the purchase of Investment Company Shares shall be made not later than the next following 5th, 15th or 25th day of the month after receipt of the contribution.

3. All cash dividends and capital gain distributions received in respect of Investment Company Shares held in the Depositor's Account shall be reinvested in shares of the Investment Company from which they were received and such shares shall be credited to such Account. Such reinvestment shall be made on the last bank business day of the month in which the distribution is received by the Custodian and on which such shares are offered for sale. The amount of each such distribution, unless received in additional shares of such Company, and the amount of each contribution credited to such Account shall be applied to the purchase of as many full Investment Company Shares as can be purchased with the amount of such contribution or distribution plus any uninvested, unexpended balance of any prior such amount credited to such Account, and the Custodian, in its discretion may, but need not, purchase fractional shares of such Company. Any uninvested, unexpended balance of such contribution or distribution shall remain credited to such Account. If any distribution from Bridges Investment Fund, Inc., may be received at the election of the shareholder in additional Investment Company Shares or in cash or other property, the Custodian shall elect to receive such distribution in additional Investment Company Shares. All Investment Company Shares acquired by the Custodian shall be registered in the name of the Custodian or its nominee, but ownership thereof shall be deemed vested in the Depositor subject to the terms and provisions of this Article IX.

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4. The Custodian shall make payments from the Depositor's Account from time to time in accordance with written instructions, in form acceptable to the Custodian, received from the Depositor. The Custodian shall be fully protected in acting on written instructions of the Depositor and shall not be liable with respect to such payment. The Depositor shall be solely responsible for determining his or her eligibility to participate in the Account and the timeliness and tax consequences of distributions from the Account. The Custodian shall be entitled to rely absolutely on the representations of the Depositor with respect to all such matters. The Custodian shall only be held responsible for a failure to use ordinary diligence in safekeeping all funds deposited hereunder or making payments as required by the Depositor.

5. Subject to applicable federal and state penalty taxes for early distribution, the Depositor shall always have the right to withdraw all or any part of his Account upon written notice to the Custodian.

6. Payments made in accordance with the terms of this Custodial Account will continue only so long as amounts remain in the Account. Once the Account is exhausted, the Custodian will be relieved of any and all liability to make payments to the Depositor or his or her Beneficiary.

7. If distributions from the Account had commenced to the designated Beneficiary of the Depositor, upon the death of such designated Beneficiary, the remaining undistributed portion of the Account shall be distributed to the surviving beneficiary (if any) designated by such Beneficiary or, if not, to the Beneficiary's spouse, if living, or, if not, to such Beneficiary's estate, in any manner mutually satisfactory to the recipient and the Custodian. If the Depositor designates multiple Beneficiaries, unless directed otherwise by the Depositor, then upon the Depositor's death, the Custodian shall divide the Depositor's remaining Account balance into separate shares in accordance with each Beneficiary's share of the Account as determined under the Depositor's beneficiary designation.

8. For purposes of this Article IX, a Depositor's "Beneficiary" shall be the person or persons designated as such in the Depositor's Beneficiary designation or such other person or persons who from time to time may be designated by the Depositor on a Beneficiary designation form provided by Bridges Investment Fund (hereinafter the "Sponsor") and filed with the Sponsor before the Depositor's death. In the absence of a valid Beneficiary designation, the Depositor's Beneficiary shall be the Depositor's spouse, if living, otherwise the Depositor's estate.

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9. The Custodian shall not engage in any prohibited transactions as defined in Section 4975 of the Internal Revenue Code.

10. The Depositor or the Custodian shall have the right to terminate the Account upon 60 days written notice to the other party. In the event of such termination, the Custodian shall make distribution of the Account to the Depositor or to another qualified plan or successor Custodian designated by the Depositor.

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DISCLOSURE STATEMENT

ROTH INDIVIDUAL RETIREMENT CUSTODIAL ACCOUNT

BRIDGES INVESTMENT FUND, INC.

NOTE: A prospective Depositor should read and acknowledge receipt of this statement prior to executing his or her Application Agreement.

As a prospective Depositor under the Roth Individual Retirement Custodial Account for investment in shares of Bridges Investment Fund, Inc. (the "Account"), you are advised of the following:

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Right to Revoke. Each individual who establishes an Account may revoke the Account by mailing or delivering written notice of such revocation to the Custodian at any time within seven (7) days after establishing the Account. Such notice of revocation shall be delivered or addressed to the Custodian, U.S. Bank National Association, Omaha, Nebraska, 1700 Farnam Street, Omaha, Nebraska 68102, telephone (402) 348-6350. A notice of revocation shall be deemed mailed on the date of the postmark (or if sent by certified or registered mail, the date of the certification or registration) if it is deposited in the mail in the United States in an envelope or other appropriate wrapper, first class postage prepaid, properly addressed. If you revoke your Account, you shall be returned your entire original contribution, including sales commissions and administrative expenses incurred in establishing the Account.

Required Provisions. The Internal Revenue Code requires that the Statement contain the following provisions:

Allowable Contributions. Except in the case of a "qualified rollover contribution," no contribution will be accepted unless it is in cash, and contributions will not be accepted in excess of the "applicable amount," or 100% of your compensation, whichever is less.

For purposes of this Disclosure Statement, the term "applicable amount" is determined in accordance with the following:

Participant is less than 50-years-old
Year	Applicable Amount
2002 through 2004	$3,000
2005 through 2007	$4,000
2008 and later years	$5,000

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For years beginning after 2008, the minimum deductible amount may be adjusted for cost-of-living increases.
Participant is at least 50-years-old
Year	Applicable Amount
2002 through 2004	$3,500
2005	$4,500
2006 and 2007	$5,000
2008 and later years	$6,000

The maximum contribution limit is reduced by the amount of any contribution made to an "Individual Retirement Annuity or Individual Retirement Account other than a Roth IRA" (hereinafter "Traditional IRA") under Section 408 of the Internal Revenue Code. If a qualified rollover contribution is involved, the same property received from the former account or plan may be contributed to this Account. Basically, a "qualified rollover contribution" is a tax-free transfer of funds from a Traditional or Roth IRA to this Account consisting solely of all or a portion of the individual's interest in a Traditional or Roth IRA. Such rollover contributions must be made within sixty (60) days of receipt and are subject to certain restrictions. Rollovers of a part of the distribution received from such other Traditional or Roth IRA are allowed but may result in tax on the portion which is not rolled-over. Special rules, as discussed in Sections (i) and (j), apply to conversion contributions. You should consult with your attorney or other tax adviser prior to making a rollover contribution to ensure it is a "qualified rollover contribution."

Custodian. The Custodian (or Trustee) of the Account must be a bank or other organization approved by the Commissioner of Internal Revenue.

No Investment in Life Insurance Contracts. No portion of the Account may be invested in life insurance contracts.

Account Nonforfeitable. Your interest as a Depositor in your Account is nonforfeitable.

No Commingling of Account Assets. The assets of the Account will not be commingled with other property except in a common trust fund or common investment fund.

Information regarding Roth Individual Retirement Accounts:

(a) Types of Contributions. There are two types of contributions that can be made to your Account: (1) Regular contributions; and (2) qualified rollover contributions, including conversion contributions. A regular contribution is any contribution other than a qualified rollover contribution.

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(b) Contributions Not Deductible. Your Roth IRA differs from a Traditional IRA in that you may not deduct contributions made to a Roth IRA.

(c) Contributions Permitted After Age 70 1/2. Your Roth IRA differs from a Traditional IRA in that you may make contributions to a Roth IRA even after you attain age 70 1/2.

(d) Contribution Limits for Single Taxpayers. If you are a single taxpayer and your adjusted gross income ("AGI"), as determined by Section 408A(c)(3)(C)(i) of the Internal Revenue Code, is less than $95,000, you may contribute to your Roth Account for any year, the lesser of the applicable amount (determined in accordance with Section 2(a)), or 100% of your compensation for such year. However, this maximum contribution limit is reduced by any contributions you make to any other IRA (Roth or Traditional IRAs) for that taxable year. Additionally, the maximum contribution limit is also reduced if your AGI exceeds $95,000 but is less than $110,000. If your AGI is at least $110,000, you may not make a regular contribution to your Account. To determine the amount of the reduction, multiply your maximum allowable IRA contribution by a fraction. The numerator of the fraction is your AGI for the taxable year minus the "applicable dollar amount" ($95,000 is the "applicable dollar amount" for a single taxpayer). As a single taxpayer, the denominator of the fraction is $15,000. If the calculated reduction is not a multiple of $10, the reduction amount is rounded to the next lowest $10. If the calculated reduction is greater than $0 but less than $200, the reduction amount will be $200.

EXAMPLE

Jane Smith is a single taxpayer who is less than 50-years-old. Her maximum allowable IRA contribution for 2003 is $3,000. For 2003, Jane has "AGI" of $100,000, and makes no contributions to a Traditional IRA for the year. The maximum amount that Jane can contribute to her Roth IRA Account is calculated as follows:

                                                        Her AGI is $100,000

                                                        The Applicable Dollar Amount is $95,000

Denominator of fraction is $15,000 for single taxpayer

                                                    Her otherwise maximum allowable IRA contribution amount is $3,000

                                                    $30,000 x $100,000 less $95,000 = $999.99

$15,000

Jane's reduction, therefore, will be $999.99. However, because $999.99 is not a multiple of $10, the reduction of $999.99 will be rounded to $990.00, the next lowest multiple of $10.

Accordingly, the maximum amount that Jane may contribute to her Roth IRA for 2003 is $2,010.00 ($3,000 less $990.00).

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(e) Contribution Limits for Married Taxpayers Filing a Joint Return. If you are a married taxpayer filing a joint return and your AGI, as determined by Section 408A(c)(3)(C)(i) of the Internal Revenue Code, is less than $150,000, you may contribute to your Roth Account for any year, the lesser of the applicable amount (determined in accordance with Section 2(a)), or 100% of your compensation for such year subject to special rules for a spouse with lesser compensation when compared to the other spouse. However, this maximum contribution limit must be reduced by any contributions you make to any other IRA (Roth or Traditional IRAs) for that taxable year. Additionally, the maximum contribution limit is also reduced if your and your spouse's combined AGI exceeds $150,000 but is less than $160,000. If your and your spouse's combined AGI exceeds $160,000, then you may not make a regular contribution to your Account. To determine the amount of the reduction, multiply your maximum allowable IRA contribution by a fraction. The numerator of the fraction is your AGI for the taxable year minus the "applicable dollar amount" ($150,000 is the applicable dollar amount for a married taxpayer filing a joint return). As a married taxpayer filing a joint return, the denominator of the fraction is $10,000. If the calculated reduction is not a multiple of $10, the reduction amount is rounded to the next lowest $10. If the calculated reduction is greater than $0 but less than $200, the reduction amount will be $200.

EXAMPLE

John Jones is a married taxpayer filing a joint return and is less than 50-years-old. His maximum allowable IRA contribution is $3,000. For 2003, John and his spouse have combined "AGI" of $155,000, and makes no contributions to a Traditional IRA for the year. The maximum amount that John can contribute to his Roth IRA Account is calculated as follows:

                                                    Combined AGI is $155,000

                                                    The Applicable Dollar Amount is $150,000

Denominator of fraction is $10,000

                                                      His otherwise maximum allowable IRA contribution amount is $3,000

$3,0000 x $155,000 less $150,000 = $1,500.00

$10,000

                                                    John's reduction, therefore, will be $1,500.00

Accordingly, the maximum amount that John may contribute to his Roth IRA for 2003 is $1,500.00 ($3,000 less $1,500.00).

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The rule providing that a married taxpayer filing a joint return may contribute for any year the lesser of the applicable amount (determined in accordance with Section 2(a)), or 100% of the taxpayer's compensation for such year is modified in the case of a married taxpayer who has less compensation (the "lower paid spouse") than his or her spouse (the "higher paid spouse") for the taxable year. In the case of the lower paid spouse, the maximum amount that can be contributed to a Roth IRA is the lesser of the applicable amount (determined in accordance with Section 2(a)), or the sum of the lower paid spouse's compensation and the higher paid spouse's compensation for the year. However, in no event may the aggregate of all of the lower paid spouse's contributions to all IRAs (Traditional and Roth IRAs) exceed the applicable amount (determined in accordance with Section 2(a)) in the aggregate. A married person filing a separate return is not entitled to the special "lower paid spouse" rule.

(f) Contribution Limits for Married Taxpayers Filing a Separate Return. If you are a married taxpayer filing a separate return and your AGI, as determined by Section 408A(c)(3)(C)(i) of the Internal Revenue Code, is less than $10,000, you may contribute to your Roth Account for any year, the lesser of the applicable amount (determined in accordance with Section 2(a)), or 100% of your compensation for such year. However, this maximum contribution limit must be reduced by any contributions you make to any other IRA (Traditional or Roth IRAs) for that taxable year. Additionally, the maximum contribution limit is also reduced if your AGI exceeds $75 but is less than $10,000. If your AGI is at least $10,000, you may not make a regular contribution to your Account. To determine the amount of the deduction, multiply your maximum allowable IRA contribution by a fraction. The numerator of the fraction is your AGI for the taxable year minus the "applicable dollar amount" ($0 is the "applicable dollar amount" for a married taxpayer filing a separate return). As a married taxpayer filing a separate return, the denominator of the fraction is $10,000. If the calculated reduction is not a multiple of $10, the reduction amount is rounded to the next lowest $10. If the calculated reduction is greater than $0 but less than $200, the reduction amount will be $200.

EXAMPLE

Jim Johnson, who is less than 50-years-old, is a married taxpayer filing a separate return and who lives with his spouse during the taxable year. His maximum allowable IRA contribution for 2003 is $3,000. For 2003, Jim has "AGI" of $7,000, and makes no contributions to a Traditional IRA for the year. The maximum amount that Jim can contribute to his Roth IRA Account is calculated as follows:

                                                    His AGI is $7,000

                                                    The Applicable Dollar Amount is $0

Denominator of fraction is $10,000

                                                    His otherwise maximum allowable IRA contribution amount is $3,000

$3,0000 x $7,000 less $0 = $2,100.00

    $10,000

Jim's reduction, therefore, will be $2,100.00.

Accordingly, the maximum amount that Jim may contribute to his Roth IRA for 2003 is $900 ($3,000 $2,100).

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(g) Rollover Contributions in General. In addition to the cash contributions described above, you may make rollover contributions to your Roth IRA, provided the contributions are "qualified rollover contributions" as described below. Qualified rollover contributions may represent (1) amounts received from a Roth IRA and rolled-over to another Roth IRA; (2) amounts received from a Traditional IRA and rolled-over to a Roth IRA; or (3) a "conversion contribution" as described in Sections (i) and (j). You may not directly rollover amounts received from an employer tax-qualified plan to a Roth IRA.

(h) Rollover Contributions from Roth IRA to Another Roth IRA. A qualified rollover contribution may include any amount you receive from a Roth IRA and roll over to another Roth IRA. For your rollover contribution to be a qualified rollover contribution, the entire amount that you received from a Roth IRA must be rolled-over to another Roth IRA no later than the 60th day after you received the distribution from the first Roth IRA. You may only make one Roth IRA to Roth IRA rollover during a one-year period beginning from the date you received a distribution from a Roth IRA and rolled it over to another Roth IRA. Additionally, you may make a partial qualified rollover contribution. However, if you rollover only a part of the distribution received from another Roth IRA, you may be taxed on the portion that is not rolled-over. If you acquire an interest in a Roth IRA because of the death of another person, and you are not the surviving spouse of such other individual, you may not rollover the distribution from a Roth IRA to another Roth IRA. You should consult with your attorney or other tax advisor prior to making a rollover contribution to ensure it is considered a qualified rollover contribution.

(i) Conversion Contributions from a Traditional IRA or a SEP IRA to a Roth IRA. Subject to the limitations below, a qualified rollover contribution may include any amount you receive from a Traditional IRA that is rolled-over to a Roth IRA. This type of qualified rollover contributions is also called a "conversion contribution." The same limitations discussed in the preceding paragraph (with respect to rolling-over amounts received from a Roth IRA to another Roth IRA) generally apply to a rollover from a Traditional IRA or SEP IRA to a Roth IRA. However, there are some differences. For example, the one-year rule discussed above does not apply to a rolled-over contribution from a Traditional IRA or SEP IRA to a Roth IRA. In addition, you may not make a rollover contribution from a Traditional IRA or SEP IRA to a Roth IRA if your adjusted gross income for the taxable year is more than $100,000, or you are a married individual filing a separate return. The amount rolled-over from a Traditional IRA or SEP IRA to a Roth IRA will be included in your gross income. However, the additional ten percent (10%) tax on early distributions (discussed below) will not apply. If you are required to receive a distribution from your Traditional IRA or SEP IRA, then that portion of your distribution that is a required distribution cannot be rolled over into a Roth IRA.

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(j) Conversion Contribution from a SIMPLE IRA. A qualified rollover contribution includes a conversion contribution from a SIMPLE IRA to a Roth IRA. The same rules discussed in Section 2(i) apply to a conversion contribution from a SIMPLE IRA to a Roth IRA, except that you may not convert any amount distributed from a SIMPLE IRA during the two-year period beginning on the date you first participated in the SIMPLE IRA.

(k) Recharacterization. If you erroneously made a conversion contribution from a Traditional IRA to this Account, or if you want to otherwise change the nature of an IRA contribution (for example, from a Traditional IRA to this Account, or vice versa), you may recharacterize your contribution in a trustee-to-trustee transfer. The trustee-to-trustee transfer must be accompanied by net income. For example, if you made a contribution to a Traditional IRA, you may elect to recharacterize that contribution as having been made to this Account, provided you are otherwise eligible to make a contribution to this Account. An election to recharacterize a contribution must be made on or before the due date (including extensions) for filing your federal income tax return for the taxable year in which you made the initial contribution that is being recharacterized. An employer contribution made to a SIMPLE IRA or a SEP IRA cannot be recharacterized as a contribution to this Account.

(l) Reconversions. If you converted an amount from a Traditional IRA to a Roth IRA and then transferred that amount back to a Traditional IRA as a recharacterization, then you may reconvert that amount from the Traditional IRA to this Account before the beginning of the taxable year following the taxable year in which the amount was converted to this Account or, if later, the end of the 30-day period beginning on the day on which you transferred the amount back to a Traditional IRA as a recharacterization.

(m) Mandatory Distribution Rules Not Applicable. Your Roth IRA differs from a Traditional IRA in that there are no mandatory distribution rules or incidental death benefit rules. Subject to the provisions below, you may request distribution of all or a portion of your account at any time.

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(n) Distribution Rules. You are not subject to federal taxes on any "qualified distribution" you receive from your Roth IRA Account. A "qualified distribution" means any distribution made after the five-taxable year period beginning with the first taxable year for which you made a contribution to a Roth IRA (or your spouse made a contribution to a Roth IRA) and the distribution is made under any of the following circumstances:

(1) The distribution is made on or after the date on which you attain age 59 1/2;

(2) The distribution is made to your beneficiary, or your estate, after your death;

(3) The distribution is attributable to your being disabled (you are disabled if you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration and you furnish sufficient proof of the existence of your disability); or

(4) The distribution is a qualified first-time homebuyer distribution used on or before the 120th day after the day you received the distribution. The distribution (which is subject to a maximum lifetime limit of $10,000) must be used for "qualified acquisition costs" with respect to a principal residence of a first-time homebuyer. In addition to you, the first-time homebuyer can include your spouse, you or your spouse's child, you or your spouse's grandchild, or other ancestor of you or your spouse. "Qualified acquisition costs" means the costs of acquiring, constructing, or reconstructing a residence, and also includes any usual or reasonable settlement, financing, or other closing costs. A "first-time homebuyer" is a person who has had no present ownership during the two-year period ending on the date the principal residence was acquired. If you receive a distribution as a qualified first-time homebuyer distribution and the purchase or construction of the residence is delayed or cancelled, you may rollover the amount of the distribution to another Roth IRA as long as the rollover is completed within 120 days of the distribution. This is a change from the normal 60-day rollover rules.

A "qualified distribution" also includes a distribution allocable to a conversion contribution from a Traditional IRA to a Roth IRA that is made to you within the five-taxable year period beginning with the taxable year in which the rollover contribution was made and the distribution is made under any of the circumstances described in the preceding paragraph.

For purposes of these qualified distribution rules, the 5-taxable year holding period begins on the first day of your tax year for which you first made a regular contribution to any Roth IRA, or, if earlier, the first day of your tax year in which you first made a conversion contribution to any Roth IRA. The 5-taxable year holding period ends on the last day of your tax year in which the fifth consecutive tax year beginning with the tax year described above. If you die before the end of the 5-taxable year period, the Account is held by you is included in the period the Account is held in the name of the Beneficiary.

(o) Distributions Upon Your Death. If you die before the entire interest in your Roth IRA has been distributed, then minimum distributions must be made after your death in accordance with the following:

(1) If there is a designated Beneficiary who is someone other than your spouse, the remaining balance of the Account will be distributed, starting by the end of the year following the year of your death, over the designated Beneficiary's remaining life expectancy using the Beneficiary's age as of his or her birthday in the year following the year of your death, or, if elected, in accordance with subparagraph (3) below.

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(2) If your sole designated Beneficiary is your spouse, the remaining balance of the Account will be distributed, starting by the end of the year following the year of your death (or by the end of the year in which you would have attained age 70 1/2, if later) over your spouse's life, or, if elected, in accordance with subparagraph (3) below. If your surviving spouse dies before distributions are required to begin to be made to him or her, the remaining balance of the Account will be distributed, beginning by the end of the year following the year of the surviving spouse's death, over the surviving spouse's designated beneficiary's remaining life expectancy, using the beneficiary's age as of his or her birthday in the year following the death of the surviving spouse, or, if elected, in accordance with subparagraph (3) below. If your surviving spouse dies after distributions are required to begin to be made to him or her, the remaining balance of the Account will be distributed over the surviving spouse's remaining life expectancy, using the surviving spouse's age as of his or her birthday in the year of the surviving spouse's death.

(3) If there is no designated Beneficiary, or if this subparagraph (3) applies by operation of subparagraph (1) or (2) above, the remaining balance of the Account will be distributed by the end of the year containing the fifth anniversary of your death (or your surviving spouse's death).

(4) The amount to be distributed each year under subparagraphs (o)(1) or (o)(2) is the quotient obtained by dividing the value of the Account as of the end of the prior year by the remaining life expectancy specified in such subparagraph. Life expectancy is determined using the Single Life Table in Q&A-1 of Section 1.401(a)(9)-9 of the Income Tax Regulations. If distributions are being made to a surviving spouse as the sole designated Beneficiary, such spouse's remaining life expectancy for a year is the number in the Single Life Table corresponding to such spouse's age in the year. In all other cases, remaining life expectancy for a year is the number in the Single Life Table corresponding to the Beneficiary's age in the year specified in subparagraph (o)(1) or (o)(2) and reduced by the number 1 for each subsequent year.

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(5) The "value" of the Account includes the amount of any outstanding rollover, transfer and recharacterization under Q&A-7 and Q&A-8 of Section 1.408-8 of the Income Tax Regulations.

(6) If the sole designated Beneficiary is your surviving spouse, the spouse may elect to treat the Account as his or her own Account. This election will be deemed to have been made if such surviving spouse makes a contribution to the Account or fails to take required distributions as a Beneficiary.

If you designate multiple Beneficiaries, unless you direct otherwise, then upon your death, the Custodian shall divide the remaining Account balance into separate shares in accordance with your Application Form.

(p) Non-qualified Distributions and 10% Additional Tax on Early Distributions. If you receive a distribution from a Roth IRA under circumstances other than those described above, then the distribution is a non-qualified distribution and may be taxable for federal income tax purposes. For taxation purposes, a non-qualified distribution will be treated as taken from contributions until the aggregate distributions exceed the aggregate contributions. If the aggregate distributions do not exceed the aggregate contributions, then for federal income tax purposes, you will not be taxed on the distributions even if they are non-qualified distributions. However, if your aggregate distributions exceed the aggregate contributions (that is, the distribution you receive constitutes earnings on your contributions), then the distribution will be subject to taxation. That is, if you receive a non-qualified distribution, the amount of the distribution will be included in your gross income to the extent that (1) the amount of the distribution added (a) to the amount of all previous distributions from all of your Roth IRAs (whether or not such distributions were qualified distributions), and reduced by (b) the amount of such prior distributions previously includible in income, exceeds (2) your contributions to all of your Roth IRAs. Additionally, the non-qualified distribution that represents earnings may be subject to the ten percent (10%) additional federal tax on early distributions. This ten percent (10%) additional tax does not apply to distributions received after you reach age 59 1/2, because of death, disability, a qualified rollover contribution, substantially equal periodic payment, certain medical expenses, health insurance premiums incurred by certain persons, and qualified higher education expenses. If you are under age 59 1/2 and are deciding whether to receive a distribution from your Roth IRA, you should seek the advice of a lawyer or other tax advisor to determine the tax consequences of receiving the contemplated distribution.

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In determining the taxation of non-qualified distributions, any distribution from your Account will be treated as made from sources in the following order (determined as of the end of the tax year, and exhausting each category before moving onto the following category):

1. from contributions other than qualified rollover contributions;

2. from qualified rollover contributions, starting with the conversion contributions on a first-in, first-out basis (with distributions allocated to a qualified rollover contribution treated as coming first from the taxable portion of such contribution); and

3. from earnings.

(q) Coordination with Individual Retirement Accounts or Annuities. The taxation of distributions from your Roth IRA are treated separately from the taxation of distributions from other Traditional IRAs.

(r) Engaging in Prohibited Transactions. If you or your Beneficiary engages in a prohibited transaction described in Section 4975(c) of the Internal Revenue Code with respect to your Account, the Account will lose its exemption from tax by reason of Section 408(e)(2)(A) of the Internal Revenue Code, and you must include in your gross income the fair market value of the Account.

(s) Pledging Account as Collateral. If you pledge your Account as security for a loan, then, under Section 408(e)(4) of the Internal Revenue Code, the portion so pledged is treated as distributed to you. This deemed distribution would subject you to current income taxation for the taxable year during which your Account is so used. The distribution may also be subject to the additional ten percent (10%) tax for early distribution as discussed above.

(t) Estate Taxes/Gift Taxes. The balance in your Account at the time of your death is includible in your gross estate for federal estate tax purposes. Naming a beneficiary to receive a distribution from the Account upon your death will not, however, be treated as a gift by you subject to gift tax.

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(u) Distribution from IRA Not Treated as Lump Sum Distribution. Section 402(e) of the Internal Revenue Code (relating to the special tax treatment for lump-sum distributions from qualified employee retirement plans) does not apply to distributions from a Roth IRA.

(v) Excess Contributions. With the exception of a qualified rollover contribution, any contribution in excess of the limits on contributions for a taxable year is subject to a federal excise tax equal to six percent (6%) of the amount of the excess for the taxable year in which it is made, unless the excess (and any earnings attributable thereto) is withdrawn from the Account before the due date of the tax return for the taxable year in which the contribution is made. The earnings attributable to such excess contribution are deemed earned and receivable in the year for which you made the excess contribution. This six percent (6%) excise tax is also imposed for each subsequent year until the excess amount is eliminated. The excess may be reduced or eliminated in later years by contributing to the Account amounts less than the maximum allowable contribution in the later years. Distributions out of the Account that are includible in your gross income will also reduce the excess contribution for the year following the year in which the distribution was made. The excise tax described herein is imposed by Section 4973 of the Internal Revenue Code and is in addition to any regular federal and state income taxes to which the excess may be subject.

(w) Requirement to File Form 5329. Form 5329 (Return for Additional Taxes Attributable to Qualified Retirement Plans Including IRAs-Annuities, and Modified Endowment Contracts) must accompany your tax return if any penalty taxes described in this Disclosure Statement are owed.

4. State Income Taxes. Though distributions from your Roth IRA may be exempt from federal income tax, you should consult with a lawyer or other tax advisor regarding proper reporting of Roth IRA distributions for state income tax purposes.

5. Fee Schedule. Until otherwise changed in accordance with the terms of the Custodial Agreement, the following charges will be payable to the Custodian:

(a) Acceptance Fee: $5.00, deducted from your initial contribution to the Account.

(b) Annual Maintenance Fee: $8.00 for each year until withdrawals from the Account commence, deducted from the contribution for each year, or, if no contribution is made, from the Account.

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(c) Termination Fee: $8.00, payable on the termination and closure of the Account by the Depositor or his Beneficiary.

(d) Periodic Cash Distribution: $1.75, deducted from each payment.

(e) Reinvestment of Cash Distributions (dividend and capital gains payments from the shares of Bridges Investment Fund, Inc.): $1.05 for each reinvestment, deducted from the amount of such dividend or capital gains payment.

6. Method for Computing and Allocating Annual Earnings. Each year, substantially all of the net income of Bridges Investment Fund, Inc. (earnings on investments less the expenses of operating the Fund) and net capital gains, if any, realized from the sale of securities by the Fund, are distributed in the form of dividends to shareholders. Such dividends are paid on a per share basis. Your Account will receive dividends from Bridges Investment Fund, Inc., based on the number of shares held by you in your Account as of the date a dividend is declared. Since, however, dividends are contingent upon the Fund's having net income and/or net capital gains, no dividends can be guaranteed or projected for any year.

A more complete explanation of the management and operation of Bridges Investment Fund, Inc., is contained in the Prospectus for the Fund. You will receive quarterly and annual reports so long as any portion of your Account is invested in shares of Bridges Investment Fund, Inc.

7. IRS Approval. The Roth IRA established with the custodian for investment in shares of Bridges Investment Fund, Inc., is established pursuant to Internal Revenue Service Form 5305-RA which is a model custodial account agreement that has been approved by the Internal Revenue Service as to form. However, use of the approved Form 5305-RA is a determination only as to the form of the Account and does not represent a determination of the merits of the Account.

8. Additional Information. Further information concerning Roth Individual Retirement Accounts can be obtained from any district office of the Internal Revenue Service. Also, additional tax information is available in Revenue Service Publication 590 which can be obtained from any IRS district office. You should consult with your attorney or other tax advisor regarding the legal and financial consequence of establishing a Roth IRA; making cash or rollover contributions to a Roth IRA; and receiving distributions from a Roth IRA.

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NOTICE TO DEPOSITOR

This Disclosure Statement is not intended as a complete or definitive explanation or interpretation of the law regarding Roth Individual Retirement Accounts. You should consult with your attorney or other tax adviser regarding the legal and financial consequences of establishing an Account. You have the sole responsibility for determining your eligibility to establish an Account and the propriety and tax consequences of any contribution to or distribution from the Account.

The undersigned acknowledge(s) receipt of this Disclosure Statement the _____ day of _______________, _______.

___________________________________

Signature of Depositor

___________________________________

Printed Name of Depositor

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CONTRIBUTION FORM

ROTH INDIVIDUAL RETIREMENT CUSTODIAL ACCOUNT

BRIDGES INVESTMENT FUND, INC.

The undersigned, a Depositor under the Roth Individual Retirement Custodial Account for investment in shares of Bridges Investment Fund, Inc., hereby makes the following contribution to his/her Account:

A. Depositor's Account: For the taxable year ending on

____________, the amount of $____________ to the Depositor's Account which amount is not in excess of: (1) 100% of his/her Compensation (as defined in Section 219 of the Internal Revenue Code and the regulations promulgated thereunder); or (2) if the Depositor is a married person described in Section 219(c)(2) of the Internal Revenue Code, the amount described in said Section 219(c)(1).

B. The amount of $____________, which amount is a "qualified rollover contribution" described in Section 408A of the Internal Revenue Code.

The contribution made hereby shall be held and invested by the Custodian pursuant to the terms of the Custodial Agreement.

Date:_______________________ _________________________________

Signature of Depositor

_________________________________

Printed Name of Depositor

ACCEPTED for U.S. Bank National Association, Omaha, Nebraska

By: _____________________________________________

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BENEFICIARY DESIGNATION

DEPOSITOR: _________________________________________________________________

ACCOUNT NUMBER: _________________________________________________________

TO: Custodian of the above-referenced account established under the Roth Individual Retirement Custodial for investment in shares of Bridges Investment Fund, Inc.

Designation of Beneficiary

The undersigned Depositor hereby revokes all previous designations of beneficiary(ies) and, pursuant to the provisions of the Roth IRA Custodial Account, the above-named Depositor hereby directs that, upon his/her death, the amount credited to the Depositor's Roth IRA Custodial Account shall be paid to the person(s) named below as the Depositor's PRIMARY BENEFICIARY(IES). (If the Depositor names a trust as Beneficiary, the name and address of the trustee and the date of the trust's establishment must be indicated.) If such Primary Beneficiary or Beneficiaries do not survive the Depositor, the Account shall be distributed to the Contingent Beneficiary or Beneficiaries named below.

If the Custodian receives satisfactory proof that all Primary and Contingent Beneficiaries named below are then deceased, distribution shall be made to the Depositor's estate.

The undersigned Depositor hereby reserves the right to change or revoke this Beneficiary Designation without notice to any Beneficiary; provided, however, any such change or revocation shall be effective only upon the execution of a new Beneficiary Designation form and delivery thereof to the Sponsor of this Roth IRA.

A. Designation of Primary Beneficiary or Beneficiaries:

Pay to the following Primary Beneficiary or Beneficiaries:

1. ________________________________________________________________________

                            Name                                 Relationship                                 Date of Birth                                 %

                            ________________________________________________________________________

                            Address

2. ________________________________________________________________________

                                Name                             Relationship                                 Date of Birth                                 %

                            ________________________________________________________________________

                            Address

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Depositor's Primary Beneficiary or Beneficiaries Continued:

3. ________________________________________________________________________

                                Name                               Relationship                             Date of Birth                                     %

                            ________________________________________________________________________

                            Address

B. Designation of Contingent Beneficiary or Beneficiaries

If such Primary Beneficiary or Beneficiaries named above do not survive the Depositor, pay to the following Contingent Beneficiary or Beneficiaries:

1. ________________________________________________________________________

                                Name                         Relationship                                     Date of Birth                                     %

                            ________________________________________________________________________

                            Address

2. ________________________________________________________________________

                                Name                         Relationship                                     Date of Birth                                     %

                            ________________________________________________________________________

                            Address

3. ________________________________________________________________________

                                Name                         Relationship                                 Date of Birth                                     %

                            ________________________________________________________________________

                            Address

DATE: ________________________ ______________________________

Signature of Depositor

______________________________

Printed Name of Depositor

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REQUEST FOR PAYMENT

ROTH INDIVIDUAL RETIREMENT CUSTODIAL ACCOUNT

BRIDGES INVESTMENT FUND, INC.

The undersigned Depositor under the Roth Individual Retirement Custodial Account for investment in shares of Bridges Investment Fund, Inc., hereby requests that the balance in his/her account be paid to him/her, commencing on _____________________ in the form of:

__ A. A single sum payment in the amount of $_________________ (if entire interest, insert "Balance of Account").

__ B. Equal __________________________ [monthly, quarterly, annual] payments in the amount of $_________________ per payment.

__ C. Equal or substantially equal ________________ [monthly, quarterly, annual] payments, for a period of ________ years.

Depositor represents that the payment is not being made within the 5-taxable year period beginning with the first taxable year for which the Depositor, or the Depositor's spouse, made a contribution to the Account. If the Depositor is requesting payment allocable to a "qualified rollover contribution" as defined in Section 408A(e) of the Internal Revenue Code, Depositor represents that the payment is not being made within the 5-taxable year beginning with the taxable year in which the rollover contribution was made.

Depositor further represents that (check applicable box):

__ Depositor will be at least 59-1/2 years of age on the date that payments are to commence hereunder;

                                                        __  Depositor is "disabled", as defined in Section 72(m)(7) of the Internal Revenue Code

                                                                (attach physician's certification of disability);

__ The payment is a "qualified first-time homebuyer distribution" as defined in Section 72(t)(8)(A) of the Internal Revenue Code, which does not exceed the dollar limitation set forth in Section 72(t)(8)(B).

__ The payment is to be a qualified "rollover contribution" as defined in Section 408(A)(e) of the Internal Revenue Code and appurtenant regulations;

__ The payment is to be made for the following purposes: (please complete) ________________________________________________________________

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NOTICE TO DEPOSITOR: Prior to submitting this Request for Payment, you should consult with your attorney or other tax adviser to familiarize yourself with the tax consequences of a payment from your account. The Depositor has sole responsibility for determining the tax and financial consequences of any payment from his/her account. Nothing contained in this form should be construed as an opinion as to the tax consequences of any payment from the Depositor's account.

___________________________ _________________________________

Account Number `                                Signature of Depositor

___________________________ _________________________________

Date                                                         Printed Name of Depositor

ACCEPTED for U.S. Bank National Association, Omaha, Nebraska

By: _____________________________________________